UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2021

SUSGLOBAL ENERGY CORP.

(Exact name of Registrant as specified in its charter)

Delaware	000-56024	38-4039116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Davenport Road

Toronto, ON, Canada, M5R 1J2

(Address of principal executive offices, including zip code)

(416) 223-8500

(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ x ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ x ]

Item 1.01 Entry into a Material Definitive Agreement.

SusGlobal Energy Corp. (the "Company") entered into a securities purchase agreement (the "SPA") with an investor (the "Investor") pursuant to which the Investor purchased a 10% unsecured convertible promissory note (the "Note") in the aggregate principal amount of amount of $450,000 (the "Principal Amount"), such Principal Amount and the interest thereon convertible into shares of the Company's common stock (the "Common Stock") from time to time following an Event of Default (as defined in the Note) and such conversion right ending on the date of payment of the Default Amount (as defined in the Note). The Note carries an original issue discount of $45,000 (the "OID"), which is included in the principal balance of the Note. Thus, the purchase price of the Note is $405,000 computed as follows: the Principal Amount minus the OID.

Although the SPA is dated June 16, 2021, it became effective upon the payment in cash of the purchase price by the Investor. The purchase price of $405,000 for the Note was paid in cash by the Investor on June 18, 2021. After payment of transaction-related expenses, net proceeds to the Company from the Note totaled $382,482. Pursuant to the SPA, the Company paid to the Investor, as a commitment fee, $300,000 by issuing to the Investor 1,000,000 shares of Common Stock.

The maturity date of the Note is June 16, 2022 (the "Maturity Date"). The Note shall bear interest at a rate of ten percent (10%) per annum (the "Interest Rate"), which interest shall accrue on a monthly basis and is payable on the first of each month following the date on which the Note was issued. The final payment of the Principal Amount and interest shall be paid by the Company to the Investor on the Maturity Date. The Investor is entitled to, from time to time following an Event of Default up until the date of payment of the Default Amount, convert all or any amount of the Principal Amount and any accrued but unpaid interest of the Note into Common Stock, at a conversion price (the "Conversion Price") equal to the lesser of 90% (representing a 10% discount) multiplied by the lowest trading price (i) during the previous twenty (20) Trading Day (as defined in the Note) period ending on the issuance date of the Note, or (ii) during the previous twenty (20) Trading Day period ending on date of conversion of the Note.

In the event the Company (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Investor is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company or (ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Company's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined in the Note), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect.

The Note may be prepaid at any time in cash equal to the sum of (a) the then outstanding principal amount of the Note plus (b) accrued and unpaid interest on the unpaid principal balance of the Note plus (c) Default Interest (as defined in the Note), if any.

The Company shall at all times reserve a minimum of four (4) times the number of shares that is actually issuable upon full conversion of the Note (the "Reserve Amount"). The initial Reserve Amount is 7,000,000 shares and such Reserve Amount shall be increased from time to time in accordance with the Company's obligations under the Note. If, at any time, the Company does not maintain or replenish the Reserve Amount as required under the Note within three (3) business days of the request of the Investor, the principal amount of the Note shall increase by $5,000 per occurrence.

For so long as the Investor owns any shares of Common Stock issued upon the conversion of the Note (the "Conversion Shares"), the Company shall promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quoting system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Investor owns any of the Securities (as defined in the SPA), shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Note.

 Pursuant to the Note, the Company shall provide the Investor with the option to include on each registration statement that the Company files with the Securities and Exchange Commission (the "SEC") all shares issuable upon conversion of the Note, subject to pro rata reductions of the shares being registered pursuant to comments of the Staff of the SEC. The Company's failure to comply with this provision shall result in liquidated damages of 25% of the outstanding principal balance of the Note, but not less than $15,000, which amount is immediately due and payable to the Investor at its election in the form of cash balance or addition to the balance of the Note.

The Company is also subject to certain customary negative covenants under the Note and the SPA, including but not limited to the requirement to maintain its corporate existence and assets, subject to certain exceptions, and not to make any offers or sales of any security under circumstances that would require registration of or stockholder approval for the Note or the Conversion Share.

Any shares to be issued pursuant to any conversion of the Note shall be issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the "Securities Act") provided in Section 4(a)(2) of the Securities Act.

The Company intends to use the proceeds from the Notes for general working capital purposes.

The Note is a long-term debt obligation that is material to the Company. The Note contains certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the SEC and increases in the amount of the principal and interest rates under the Note in the event of such defaults.

The foregoing descriptions of the SPA and the Note do not purport to be complete and are qualified in their entirety by reference to the SPA and the Note, the forms of which are filed as, respectively, Exhibits 4.1 and 10.2 hereto.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the Investor and the Company; and (f) the Investor is an accredited investor.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Form of Promissory Note
10.1	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SusGlobal Energy Corp.

Dated: June 24, 2021	By:	/s/ Marc Hazout
Marc Hazout Executive Chairman, President and Chief Executive Officer